                                                           Registration No. 33-
     As filed with the Securities and Exchange Commission on September 26, 1997
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                        ROCKY MOUNTAIN INTERNET, INC.
             (Exact name of issuer as specified in its charter)

             Delaware                                      84-1322326
            (State of                                   (I.R.S. Employer
         Incorporation)                                Identification No.)

                          1099 18th Street, Suite 3000
                             Denver, Colorado  80202
                                 (303) 672-0700
          (Address and telephone number of principal executive offices)


      ROCKY MOUNTAIN INTERNET, INC. 1997 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)



                                 Roy J. Dimoff
                                   President
                          Rocky Mountain Internet, Inc.
                          1099 18th Street, Suite 3000
                             Denver, Colorado 80202
                                 (303) 672-0700
           (Name, address and telephone number of agent for service)

                            ----------------------


                                   Copy to:
                              Robert Mintz, Esq.
                          Deborah Land Buckley, Esq.
                           Sherman & Howard L.L.C.
                       3000 First Interstate Tower North
                            633 Seventeenth Street
                           Denver, Colorado  80202
                               (303) 297-2900


                       CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                      Proposed Maximum     Proposed Maximum     Amount of
                                       Amount to be   Offering Price Per   Aggregate Offering   Registration
Title of Securities to be Registered   Registered     Share(1)             Price(1)             Fee(1)
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
per share. . . . . . . . . . . . . .   50,000         $1.00                $50,000              $16.00
============================================================================================================

(1)  Calculated pursuant to Rule 457(h)(1).

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Exhibit Index can be found on page 7.

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PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Rocky Mountain Internet, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-28738) are incorporated by reference herein and shall be deemed to be a part hereof:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act on Form 10-KSB and Forms 10-KSB/A for the year ended December 31, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

          (c) The description of the Company's Common Stock contained in the registration statement filed August 14, 1996 on Form 8-A with the Commission under the Exchange Act (File No. 001-12063), including any amendment or report filed for the purpose of updating such description.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


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ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     R. Michael Sanchez, a member of Sherman & Howard L.L.C., counsel to the Company, is the holder of 25,000 shares of the Company's Series A Preferred Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the corporation, the director or officer is not permitted to be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the corporation unless the Delaware Court of Chancery determines otherwise.

     Section 102(b)(7) of the Delaware Corporation Law enables a Delaware corporation to include a provision in its certificate of incorporation limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws and Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Certificate of Incorporation contains a provision eliminating the personal liability of directors to the Company or its stockholders for monetary damages arising out of a breach of fiduciary duty. Under Delaware law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or which involve intentional


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

misconduct or a knowing violation of law, any violation of Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation
Law), or any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index on page 7.

ITEM 9.  UNDERTAKINGS.

     (1)  The Company hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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          (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 26, 1997.

                              ROCKY MOUNTAIN INTERNET, INC.

                              By: /s/ ROY J. DIMOFF
                                 ---------------------------------------
                                   Roy J. Dimoff
                                   President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Form S-8 registration statement was signed by the following persons in the capacities and on the dates stated. Each of the following persons hereby appoints Roy J. Dimoff, with full power of substitution, as his true and lawful attorney-in-fact to sign in his name and on his behalf all amendments to this registration statement (including post-effective amendments) and ratifies and confirms all that said attorney-in-fact may do pursuant to this Power of Attorney.

     SIGNATURES                    TITLE                      DATE
     ----------                    -----                      ----
/s/ GERALD D. VAN EECKHOUT    Chairman of the Board           September 26, 1997
----------------------------
Gerald D. Van Eeckhout


/s/ CHRISTOPHER K. PHILLIPS            Director               September 26, 1997
----------------------------
Christopher K. Phillips


/s/ ROY J. DIMOFF             President and Chief Executive   September 26, 1997
----------------------------  Officer (Principal Executive
Roy J. Dimoff                 Officer), Director


/s/ DAVID L. EVANS            Executive Vice President,       September 26, 1997
----------------------------  Chief Financial Officer
David L. Evans                (Principal Financial Officer),
                              Secretary and Treasurer


/s/ D. KIRK ROBERTS           Vice President-Finance          September 26, 1997
----------------------------  (Principal Accounting Officer)
D. Kirk Roberts


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

                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
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    4.1            Certificate of Incorporation of Rocky Mountain Internet.*

    4.2            Bylaws of Rocky Mountain Internet, Inc.*

    4.3            Form of Stock Certificate.**

    5 Opinion of Sherman & Howard L.L.C. as to the legality of the Company's Common Stock

   23.1            Consent of McGladrey & Pullen, LLP.

   23.2            Consent of Baird, Kurtz and Dobson

   23.3            Consent of Sherman & Howard L.L.C. (See Exhibit 5)

   24 Power of Attorney is included on the signature pages of the registration statement.

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*Incorporated by reference to Registration Statement on Form SB-2 of Rocky
Mountain Internet, Inc., No. 333-05040C, filed on June 14, 1996.

**Incorporated by reference to Amendment No. 2 Registration Statement on Form SB-2 of Rocky Mountain Internet, Inc., No. 333-05040C, filed on August 30, 1996.

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